SingerLewak LLP

www.SingerLewak.com

Los Angeles
Orange County
Woodland Hills
Monterey Park
Inland Empire
San Diego
Silicon Valley

November 10, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read CardioVascular BioTherapeutics, Inc.'s statements included under Item 4.01 of its Form 8-K/A filed on November 10, 2008, and we agree with such statements concerning our firm.

Sincerely,

Singer Lewak LLP

Singer Lewak LLP

10960 Wilshire Blvd, Suite 1100 Los Angeles, CA 90024 T: 310.477.3924 F: 310.478.6070
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